Morgan Stanley Dean Witter Universal Funds, Inc.
Rule 10f-3 Transactions (Purchase of Securities by Fund From an Underwriting Syndicate in which an Affiliate is a Member)
May 1, 1999 through July 31, 1999



                                   Date of                                                Price Per     Total
        Portfolio (Buyer)          Offering              Security               Shares      Share       Value
MSDWUF Asian Equity
                                  05/25/1999Korea Telecom ADR                    6,750     27.56      $186,030
                                  07/05/1999Phohang Iron & Steel ADR             3,400     32.75      $111,350

MSDWUF Emerging Markets Equity
                                  05/25/1999Korea Telecom ADR                   47,800     27.56     $1,317,368
                                  07/05/1999Phohang Iron & Steel ADR            11,100     32.75      $363,525
                                  07/07/1999Amdocs Ltd.                         14,400     22.44      $323,136

MSDWUF Equity Growth
                                  04/29/1999Marimba                               400      20.00       $8,000
                                  04/29/1999Mpath Interactive                     600      18.00      $10,800
                                  05/07/1999Media Metrix                          400      17.00       $6,800
                                  05/07/1999NETObjects                           1,800     12.00      $21,600
                                  05/03/1999The Goldman Sachs Group Inc          6,200     53.00      $328,600
                                  05/05/1999Destia Communications Inc             100      10.00       $1,000
                                  05/11/1999Wesco International                  6,700     18.00      $120,600
                                  05/19/1999Clear Channel Communications Inc     3,300     70.63      $233,079
                                  05/24/1999Brocade Communications Systems        200      19.00       $3,800
                                  05/25/1999DLJ Direct                            900      20.00      $18,000
                                  06/02/1999IXL Enterprise Inc                   1,200     12.00      $14,400

MSDWUF International Magnum
                                  07/20/1999Austar United Communication          9,000      4.70      $42,300

MSDWUF Value
                                  05/04/1999Goldman Sachs Group                  1,700     53.00      $90,100
                                  05/18/1999Engelhard Corp.                      5,700     19.50      $111,150

MSDWUF Mid Cap Value
                                  05/25/1999Donaldson, Lufkin & Jenrette Inc.    1,600     20.00      $32,000
                                  05/27/1999Galileo International               21,900     45.00      $985,500
                                  07/20/1999Genentech, Inc.                      1,400     97.00      $135,800
                                  07/21/1999Insight Communications, Inc.         4,300     24.50      $105,350
                                  07/28/1999American Naitonal Can Group         17,700     17.00      $300,900
                                  07/29/1999Creo Products, Inc.                  1,400     15.00      $21,000



         Portfolio (Buyer)         % of Offer      Underwriter or Dealer       Total Units
                                    Purchased        from Whom Purchased          Offered
MSDWUF Asian Equity

                                       0.01%        Daewoo Securities          90,191,012
                                       0.01%          Salomon Bros.            30,873,800
MSDWUF Emerging Markets Equity

                                       0.05%        Daewoo Securities          90,191,012
                                       0.04%          Salomon Bros.            30,873,800
                                      72.00%          Goldman Sachs                20,000
MSDWUF Equity Growth

                                       0.01%       Wesserstein Berrella         4,000,000
                                       0.02%        Robertson Stephens          3,900,000
                                      13.33%Donaldson, Lufkin & Jenrette Inc.       3,000
                                      30.00%            Alex Brown                  6,000
                                      10.33%          Goldman Sachs                60,000
                                       1.54%         CS First Boston                6,500
                                      68.89%         Lehman Brothers                9,725
                                      16.50%         Vanguard Capital              20,000
                                       6.15%            Alex Brown                  3,250
                                       5.63%          Goldman Sachs                16,000
                                      20.00%        Robertson Stephens              6,000
MSDWUF International Magnum

                                       1.94%   Morgan Stanley & Co Intl Ltd       465,000
MSDWUF Value

                                       0.00%          Goldman Sachs            69,000,000
                                       0.02%   J.P. Morgan Securities Inc.     28,000,000
MSDWUF Mid Cap Value

                                       0.01%Donaldson, Lufkin & Jenrette Inc.  15,000,000
                                       0.07%  Lehman Brothers/Merrill Lynch    31,937,100
                                       0.01%   J.P. Morgan Securities Inc.     20,000,000
                                       0.02%Donaldson, Lufkin & Jenrette Inc.  23,000,000
                                       0.06%         Lehman Brothers           30,000,000
                                       0.03%       Salomon Smith Barney         5,000,000


* All transactions were completed in accordance with Rule 10f-3 and Board -approved Rule 10f-3 procedures.